EXHIBIT (n)(1)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

         We hereby consent to the use in this Post-Effective Amendment No. 27 under the Securities Act of 1933 and Amendment No. 20 under the Investment Company Act of 1940 to the registration statement on Form N-6 ("Registration Statement") of our reports each dated March 31, 2005 and of our report dated March 8, 2005, relating to the financial statements of Phoenix Life Variable Universal Life Account (The Phoenix Edge(R)) and Phoenix Life Variable Universal Life Account (The Phoenix Edge(R) - SPVL) and the consolidated financial statements of Phoenix Life Insurance Company, respectively, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

         /s/ PricewaterhouseCoopers LLP

         Hartford, Connecticut
         April 19, 2005